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                                                                Exhibit (a)(iii)


                      NOTICE OF RESCISSION OF ACCELERATION

THIS NOTICE OF RESCISSION OF ACCELERATION IS SOLICITED BY THE MANAGEMENT AND BOARD OF DIRECTORS OF COMPREHENSIVE CARE CORPORATION.



                             ___________ ___, 1996




First Trust California, National Association, successor to
Bank of America National Trust and Savings Association
Corporate Trust Administration #8510
333 South Beaudry Avenue, 25th Floor
Los Angeles, California 90017


         Re:     Comprehensive Care Corporation 7 1/2%
                 Convertible Subordinated Debentures Due
                 April 15, 2010 (herein called the "Securities")


Ladies and Gentlemen:



         This Notice of Rescission of Acceleration is delivered pursuant to
Section 6.02 of that certain Indenture dated as of April 25, 1985 (the "Indenture") between Comprehensive Care Corporation, a Delaware corporation (the "Company"), and Bank of America National Trust and Savings Association (the "Trustee"), governing the Securities, as defined in the Indenture. Pursuant to the written notices delivered to the Trustee and the Company by the Holders of more than 25% in principal amount of the then outstanding Securities there was a declaration of the principal and interest of the Debentures to be due and payable immediately. Capitalized terms not otherwise defined herein are used as defined in the Indenture. The undersigned Holder hereby notifies the Trustee that the Holder elects to rescind both the acceleration of the Securities and also the consequences of such acceleration, such rescission to be effective immediately upon (1) the Company's cure of the Event of Default referenced in the Trustee's notice dated November 22, 1994 to the Holders, (2) the Company's cure of the Event of Default referenced in the Trustee's notice dated May 23, 1995 to the Holders, (3) the Company's cure of the Event of Default referenced in the Trustee's notice dated November 24, 1995 to the Holders, and (4) the Trustee's receipt of Notices of Rescission of Acceleration from Holders of a majority in principal amount of the outstanding Securities.



         This Notice of Rescission of Acceleration shall remain in effect, and be binding on successors and assigns unless the Trustee is notified in writing prior thereto that the undersigned Holder has rescinded this Notice of Rescission of Acceleration.



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         Executed by the undersigned as of the date set forth above. (Please fill in the date on the first page on this Notice of Rescission of Acceleration.)

                         NAME OF HOLDER AS LISTED IN THE
                         TRUSTEE'S SECURITIES REGISTER
                         (Please Print):


                         _______________________________________________________

                         Holder's Tax ID No.:___________________________________

                         Security No. (if available)____________________________

                         SIGNATURE LINES FOR HOLDER:


                         _______________________________________________________

                         Name (please print):___________________________________

                         Title (if applicable):_________________________________

                         _______________________________________________________

                         Name (please print):___________________________________

                         Title (if applicable):_________________________________





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